SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 6, 2003

FEDERATED DEPARTMENT STORES, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

	(c)	Exhibits

		99.1	Press Release of Federated Department Stores, Inc. ("Federated") dated November 6, 2003.

Item 12.	Results of Operations and Financial Condition.

On November 6, 2003, Federated issued a press release announcing Federated's sales for the fiscal quarter ended November 1, 2003. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

FEDERATED DEPARTMENT STORES, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED DEPARTMENT STORES, INC.

Dated: November 6, 2003	By: /s/ Karen M. Hoguet
Name: Karen M. Hoguet
Title: Senior Vice President and Chief Financial Officer

Exhibit 99.1

FEDERATED DEPARTMENT STORES, INC.

Contacts:
Media - Carol Sanger
513/579-7764
Investor - Susan Robinson
513/579-7780

FOR IMMEDIATE RELEASE

Federated's October Same-Store Sales Down 2.0%; Company Raises its 3Q Earnings Guidance

     CINCINNATI--(BUSINESS WIRE)--Nov. 6, 2003--Federated Department Stores, Inc. (NYSE:FD) (PCX:FD) today reported total sales of $1.058 billion for the four weeks ended November 1, 2003, a decrease of 2.1 percent compared to total sales of $1.081 billion in the same period last year. On a same-store basis, Federated's October sales were down 2.0 percent, compared to the company's prior forecast of flat to up slightly.

     For the 13 weeks of Federated's third quarter, the company reported total sales of $3.487 billion, an increase of 0.2 percent compared to total sales of $3.479 billion in the third quarter last year. On a same-store basis, Federated's third quarter sales were up 0.3 percent.

     For the year to date, Federated's sales totaled $10.212 billion, down 2.0 percent from total sales of $10.418 billion in the first 39 weeks of 2002. On a same-store basis, Federated's year-to-date sales were down 2.0 percent.

     Terry J. Lundgren, Federated's president and chief executive officer, said the company's October sales were hurt by devastating wildfires and transit strikes in Southern California, as well as warmer than normal October temperatures across much of the nation, which offset some of September's sales strength.

     "The 0.3 percent increase in same-store sales for the quarter is more indicative of our actual sales trend than either September or October monthly sales," Lundgren said. He added that this was consistent with the company's prior guidance of same-store sales in the range of down 1 percent to up 1 percent, and said the company also continues to expect this range of same-store sales for the fourth quarter - as well as for November and December individually.

      Lundgren said the company expects to exceed slightly the high end of its prior third quarter earnings guidance of 30-33 cents a share. Federated is scheduled to release its third quarter earnings on Wednesday, November 12.

     Federated, with corporate offices in Cincinnati and New York, is one of the nation's leading department store retailers, with annual sales of more than $15.4 billion. Federated operates more than 460 stores in 34 states, Guam and Puerto Rico under the names of Macy's, Bloomingdale's, Bon-Macy's, Burdines, Goldsmith's-Macy's, Lazarus-Macy's and Rich's-Macy's. The company also operates macys.com and Bloomingdale's By Mail.

     This release contains certain forward-looking statements that reflect current views of the financial performance and other events of Federated. The words "may," "will," "could," "expect," "plan," "anticipate," "believe" and other similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties. Future results or outcomes could differ materially from current expectations because of a variety of factors that affect the company, including competitive pressures from specialty stores, general merchandise stores, manufacturers' outlets, off-price and discount stores, new and established forms of home shopping (including the Internet, mail-order catalogs and television) and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the SEC.

(NOTE: Additional information on Federated, including past news releases, is available at www.fds.com.)

CONTACT: Federated Department Stores, Inc. Media - Carol Sanger, 513/579-7764 Investor - Susan Robinson, 513/579-7780 www.fds.com SOURCE: Federated Department Stores, Inc.